Investor Contact:
     Neil Berkman
     Berkman Associates
     (310) 826-5051
     info@BerkmanAssociates.com
Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact:
     Daniel Greenberg
     Chairman & CEO
     Electro Rent Corporation
     (818) 786-2525

Electro Rent Corporation Reports
Fiscal 2007 Second Quarter and First Half Results
     VAN NUYS, CALIFORNIA, December 21, 2006 — Electro Rent Corporation (NASDAQ:ELRC) today announced financial results for the second quarter and first half of fiscal 2007.
     Chairman and Chief Executive Officer Daniel Greenberg said, “Electro Rent’s second quarter performance continued the trends of our first quarter. Rental and lease revenue once again increased at a rapid pace, an encouraging sign that our growth initiatives in the United States, China and Europe can deliver the results we anticipated. We also remained committed to financing these initiatives in the short term in order to build a global operating platform that can sustain our growth for the long term.
     “We were pleased by the growth of our domestic test and measurement (T&M) and data products rental and lease businesses in the second quarter, which reflected higher demand and rental rates for T&M equipment in our aerospace, telecommunications and wireless communications markets, as well as the acquisition of Rush Computer Rentals in January 2006. We believe that our recently established Distribution Products Group, which will complement our rental and lease and used equipment businesses with a range of basic T&M equipment for sale to our customers, can become an additional source of growth in the years ahead.
     “Our new T&M equipment rental operation in China continued its rapid expansion during the second quarter, and we also made steady progress in Europe. Our experience in both of these new markets is yielding valuable insights and new information that will serve us well as we continue to build our international business in the future.
     “Electro Rent’s cash flow is robust, and our balance sheet is cash rich and debt free. While our decision to invest substantial resources to extend Electro Rent’s reach into major international markets has affected on our bottom-line comparisons in recent quarters, SG&A expenses in the second quarter declined compared to those in our first quarter. We look for further improvement in SG&A expenses during our third and fourth quarters as we complete certain programs associated with integrating Rush and developing our new offshore operations.”
Second Quarter Results
     For the three months ended November 30, 2006, total revenues increased 12.6% to $31.5 million compared to $28.0 million for the second quarter of fiscal 2006.
     Rental and lease revenue increased 17.0% to $25.8 million compared to $22.0 million for the prior year.
     Revenue from equipment sales and other revenues decreased 3.5% to $5.8 million from $6.0 million for last year’s second quarter, as improved conditions in the Company’s rental business have reduced the incentive to sell equipment from its rental pool.
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Corporate Headquarters: 6060 Sepulveda Boulevard, Van Nuys, California 91411 - 2525
(818) 787 - 2100 • Fax (818) 786 - 4354 • (800) 866 - 1111

Electro Rent Corporation Reports Fiscal 2007 Second Quarter and First Half Results
December 21, 2006
Page Two
     Operating expenses increased 22.6% to $24.2 million from $19.7 million for the second quarter of fiscal 2006. This increase reflected higher depreciation expense for this year’s second quarter compared to prior year stemming from increased purchases of new equipment during the past few quarters, higher cost of equipment sales, as well as higher SG&A expenses associated with the acquisition of Rush Computer Rentals and investments to support the growth of Electro Rent’s operations in China and Europe.
     Net income for the second quarter of fiscal 2007 was $4.9 million, or $0.19 per diluted share. This compares to net income for the second quarter of fiscal 2006 of $5.6 million, or $0.22 per diluted share.
     Equipment purchases increased to $18.1 million for this year’s second quarter and $36.7 million for this year’s first half compared to $16.2 million and $27.4 million for the second quarter and first half of fiscal 2006, respectively. The book value of Electro Rent’s equipment pool rose to $150.4 million at November 30, 2006 from $140.1 million at May 31, 2006.
     Cash, cash equivalents and marketable securities were $78.8 million at November 30, 2006 compared to $81.5 million at May 31, 2006. Electro Rent has no debt. Shareholders’ equity increased to $233.7 million at November 30, 2006 from $221.8 million at May 31, 2006.
First Half Results
     Revenues for the first six months of fiscal 2007 increased 12.9% to $61.6 million compared to $54.6 million for the first half of fiscal 2006, reflecting an 18.6% increase in rental and lease revenue to $51.2 million from $43.2 million a year earlier and a 9% decrease in revenue from equipment sales to $10.4 million from $11.4 million.
     Operating expenses for this year’s first half increased 21.8% to $47.3 million compared to $38.8 million for the same period of the prior year.
     Net income for the six months ended November 30, 2006 was $9.7 million, or $0.37 per diluted share. This compares to net income for the six months ended November 30, 2005 of $10.6 million, or $0.41 per diluted share.
About Electro Rent
     Electro Rent Corporation (www.ElectroRent.com) is one of the largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.
“Safe Harbor” Statement:
     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.
* * * * *

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (000’s omitted, except per share data)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2006	2005	2006	2005
Revenues:
Rentals and leases	$25,754	$22,005	$51,202	$43,161
Sales of equipment and other revenues	5,786	5,996	10,362	11,390

Total revenues	31,540	28,001	61,564	54,551

Operating expenses:
Depreciation of rental and lease equipment	10,510	8,664	20,392	17,116
Costs of revenues other than depreciation of rental and lease equipment	3,498	3,068	6,114	5,731
Selling, general and administrative expenses	10,177	8,003	20,755	15,947

Total operating expenses	24,185	19,735	47,261	38,794

Operating profit	7,355	8,266	14,303	15,757
Interest and investment income, net	910	597	1,849	1,156

Income before income taxes	8,265	8,863	16,152	16,913
Income taxes	3,341	3,244	6,469	6,309

Net income	$4,924	$5,619	$9,683	$10,604

Earnings per share
Basic	$0.19	$0.22	$0.38	$0.42

Diluted	$0.19	$0.22	$0.37	$0.41

Shares used in per share calculation
Basic	25,610	25,320	25,580	25,219

Diluted	26,028	25,672	25,987	25,621

Electro Rent Corporation
Condensed Consolidated Balance Sheets
(unaudited) (000 omitted)

	November 30,	May 31,
	2006	2006
Assets

Cash and cash equivalents	$55,621	$58,748
Marketable securities	23,150	22,750
Accounts receivable, net	15,032	14,001
Rental and lease equipment, net	150,410	140,108
Other property, net	15,309	15,528
Goodwill	2,551	2,083
Intangibles, net	1,870	2,127
Other	4,273	4,337

Total assets	$268,216	$259,682

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable	$8,884	$11,344
Accrued expenses	7,062	8,595
Deferred revenue	3,231	3,303
Deferred tax liability	15,369	14,599

Total liabilities	34,546	37,841

Shareholders’ equity
Common stock	28,497	26,351
Retained earnings	205,173	195,490

Total shareholders’ equity	233,670	221,841

Total liabilities & shareholders’ equity	$268,216	$259,682